Exhibit 16.01

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

We have read Advanzeon Solution, Inc.’s statements included under Item 4.01 of its Form 8-K dated December 21, 2016, and we agree with such statements

Very truly yours,

Isdaner & Company, LLC